As filed with the Securities and Exchange Commission on November 9, 2026

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENVISTA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	83-2206728
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 S. Kraemer Blvd., Building E
Brea, California 92821
(714) 817-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Graziano
Vice President, Assistant General Counsel, Corporate Securities and Governance
Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, California 92821
(714) 817-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, P.C.
Sarah Lipinski
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

ENVISTA HOLDINGS CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

You should read this prospectus and the applicable prospectus supplement carefully before you invest in any offered securities.

Envista Holdings Corporation, a Delaware corporation (“Envista” or the “Company”), or its selling securityholders may offer and sell the securities identified above, from time to time, in one or more offerings. This prospectus provides you with a general description of the securities. The applicable prospectus supplement or free writing prospectus will contain the specific terms of the securities being offered thereby.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the offered securities covered by such prospectus supplement.

Envista or its selling securityholders may offer and sell these securities to or through underwriters, dealers or agents or directly to one or more purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any underwriters, dealers or agents and the terms of the arrangements with any such entities will be stated in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus.

Envista’s common stock, par value $0.01 per share (our “common stock”) is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “NVST.” Each prospectus supplement or free writing prospectus will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. See “Risk Factors” on page 3 of this prospectus, as well as any risk factors contained in any prospectus supplement and the documents incorporated by reference herein and therein, before you make your investment decision.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2026.

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ABOUT THIS PROSPECTUS

Except as otherwise indicated or unless the context otherwise requires, as used in this prospectus, the terms “we,” “us,” “our,” “Company” and “Envista” refer to Envista Holdings Corporation and its consolidated subsidiaries.

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may offer and sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer and sell. Each time that securities are offered, a prospectus supplement or free writing prospectus containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered. The applicable prospectus supplement or free writing prospectus and any other offering material may also add to, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement or free writing prospectus filed after this prospectus. If there is any inconsistency between the information in this prospectus and the information in a prospectus supplement or free writing prospectus, you should rely on the information in the applicable prospectus supplement or free writing prospectus.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or free writing prospectus, or incorporated by reference herein or therein. We have not authorized anyone to provide you with additional or different information, and, if you are provided with any such information, you should not rely on it. We do not take any responsibility for or provide any assurance as to the accuracy or completeness of any additional or different information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. The information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the respective dates of this prospectus and any such prospectus supplement or supplements, regardless of the time of delivery of this prospectus and any such prospectus supplement or supplements or the time of any sale of securities sold pursuant to this prospectus and such prospectus supplement or supplements.

We are not making an offer to sell, or soliciting an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement or free writing prospectus, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

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THE COMPANY

Envista Holdings Corporation

Envista is a global family of more than 30 trusted dental brands, including Nobel Biocare, Ormco, DEXIS and Kerr, united by a shared purpose: to partner with professionals to improve lives. We help our customers deliver the best possible patient care through industry-leading products, solutions and technology. Our comprehensive portfolio, including dental implants and treatment options, orthodontics and digital imaging technologies, covers a wide range of dentists’ clinical needs for diagnosing, treating and preventing dental conditions as well as improving the human smile. We further support the dental community with leading solutions in restoratives, endodontics, rotary, infection prevention and loupes. We were formed in 2018 as a wholly-owned subsidiary of Danaher Corporation and, in 2019, we completed our initial public offering and separated from Danaher Corporation.

We serve dental professionals in over 130 countries through one of the largest commercial organizations in the dental products industry and through our distribution partners. In 2025, we generated total sales of $2.7 billion, of which approximately 85% were derived from sales of consumable products, services and spare parts. Our business is operated through two segments: Specialty Products & Technologies, which is comprised of our Dental Implant Solutions and Orthodontic Solutions businesses, and Equipment & Consumables, which is comprised of our Diagnostic and Consumables Solutions businesses.

Our principal executive offices are located at 200 S. Kraemer Blvd., Building E, Brea, California 92821. The telephone number of our principal executive offices is (714) 817-7000. Our website is www.envistaco.com. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

Additional information about Envista is included in our reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation by Reference.”

Trademarks and Trade Names

Envista’s logo and its other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Envista. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that Envista will not assert, to the fullest extent under applicable law, Envista’s rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

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RISK FACTORS

Our business is subject to uncertainties and risks, and investing in our securities involves risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other SEC filings, before investing in our securities. For more information, see the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.” Any prospectus supplement may also include additional risks related to the securities being offered thereby. It is possible that our business, financial condition, liquidity, cash flows, results of operations, reputation and prospects could be materially adversely affected by any of these risks or additional risks and uncertainties not presently known to us or that we currently believe to be immaterial and these risks could result in a partial or complete loss of your investment.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, “forward-looking statements” as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference herein and therein, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. You can identify these forward-looking statements by the use of the words “feels”, “believes”, “anticipates”, “plans”, “expects”, “may”, “will”, “would”, “intends”, “suggests”, “appears”, “estimates”, “projects”, “should” and similar expressions, whether in the negative or affirmative. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the control of the Company, including, and without limitation:

●	conditions in the U.S. and global economy;

●	the impact of inflation and increasing interest rates;

●	slower economic growth or recession;

●	international economic, political, legal, compliance and business factors;

●	the markets served by us and the financial markets;

●	the impact of our debt obligations on our operations and liquidity;

●	developments and uncertainties in trade policies and regulations, including tariffs or other impositions on imported goods;

●	contractions or growth rates and cyclicality of markets we serve;

●	risks relating to product manufacturing;

●	commodity costs and surcharges;

●	our ability to adjust purchases and manufacturing capacity to reflect market conditions;

●	reliance on sole or limited sources of supply;

●	disruptions relating to war (including supply chain disruptions), terrorism, climate change, widespread protests and civil unrest, man-made and natural disasters, public health issues and other events;

●	security breaches or other disruptions of our information technology systems or violations of data privacy laws;

●	security breaches or other disruptions affecting our external information technology contractors, vendors or other service providers;

●	our growing use of artificial intelligence systems to automate processes and analyze data;

●	fluctuations in inventory of our distributors and customers;

●	loss of a key distributor;

●	our relationships with and the performance of our channel partners;

●	competition;

●	our ability to develop and successfully market new products and services;

●	our ability to attract, develop and retain our key personnel;

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●	the potential for improper conduct by our employees, agents or business partners;

●	our compliance with applicable laws and regulations (including regulations relating to medical devices and the health care industry);

●	the results of our clinical trials and perceptions thereof;

●	penalties associated with any off-label marketing of our products;

●	modifications to our products that require new marketing clearances or authorizations;

●	our ability to effectively address cost reductions and other changes in the health care industry;

●	our ability to successfully identify and consummate appropriate acquisitions and strategic investments;

●	our ability to integrate the businesses we acquire and achieve the anticipated benefits of such acquisitions;

●	contingent liabilities relating to acquisitions, investments and divestitures;

●	our ability to adequately protect our intellectual property;

●	the impact of our restructuring activities on our ability to grow;

●	risks relating to impairment charges for our goodwill and intangible assets;

●	changes in accounting standards and subjective assumptions, estimates and judgments by management;

●	currency exchange rates;

●	changes in tax laws applicable to multinational companies;

●	litigation and other contingent liabilities including intellectual property and environmental, health and safety matters;

●	risks relating to product, service or software defects;

●	the impact of regulation on demand for our products and services;

●	labor matters; and

●	other risks and uncertainties set forth under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in our other reports filed with the SEC.

You should also carefully read the factors described under “Risk Factors” and in other cautionary statements in this prospectus, any related prospectus supplement and free writing prospectus, and in our most recent Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Report on Form 10-Q for the quarter ended April 3, 2026 filed with the SEC and our other filings with the SEC that are incorporated by reference into this prospectus and any prospectus supplement that we may provide to you in connection with an offering of the securities described in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from those expressed in forward-looking statements.

Any forward-looking statements in this prospectus are based upon information available to the Company as of the date of this prospectus and, while believed to be true when made, may ultimately prove to be incorrect. Similarly, forward-looking statements that are incorporated by reference herein are based on information available to the Company as of the date such statements were made and while also believed to be true when made, may prove to be incorrect in the future. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus as specified in any applicable prospectus supplement relating to a particular offering.

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DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, debt securities, warrants, stock purchase contracts or stock purchase units that may be offered under this prospectus.

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PLAN OF DISTRIBUTION

We may sell the offered securities: (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

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LEGAL MATTERS

The legality of the securities will be passed upon for us by Kirkland & Ellis LLP, New York, New York, and for any underwriters, dealers or agents by counsel as may be specified in the applicable prospectus supplement.

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EXPERTS

Ernst  & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of our internal control over financial reporting as of December 31, 2025, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Envista files annual, quarterly and periodic reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus information which we file with it. This means that we can disclose important information to you by referring you to the documents containing that information filed separately with the SEC and that such information will be regarded as an important part of this prospectus. We encourage you to read the SEC filings incorporated by reference into this prospectus before investing in any of our securities. Envista’s filings with the SEC and any amendments to those filings are available free of charge on the Investors subpage of our website, located at https://investors.envistaco.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. We have included our website address in this prospectus solely as an inactive textual reference and the information contained in, or that can be accessed through, our website is not a part of, or incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, unless otherwise indicated therein):

•	Envista’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026;

•	the portions of Envista’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2026, that are incorporated by reference into Part III of Envista’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026;

•	Envista’s Quarterly Reports on Form 10-Q for the quarters ended April 3, 2026, July 3, 2026 and October 2, 2026, filed with the SEC on May 6, 2026, August 5, 2026 and November 4, 2026, respectively;

•	Envista’s Current Reports on Form 8-K filed with the SEC on May 21, 2026, June 3, 2026 and August 19, 2026 (in each case, other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K); and

•	the description of Envista’s common stock contained in its Registration Statement on Form 8-A filed with the SEC on September 17, 2019, as updated by the description of Envista’s securities filed as Exhibit 4.1 to Envista’s Annual Report on Form 10-K for the year ended December 31, 2024, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference the information contained in any future filings made by Envista with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and, in the case of any particular offering of securities, until such offering of securities is terminated (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished or deemed to have been furnished and not filed or that are not deemed to be incorporated by reference into SEC filings, in each case, in accordance with SEC rules, including Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings, and such outdated or inconsistent information will no longer be regarded as part of this prospectus.

You may also obtain a copy of these filings at no cost by writing Envista at the following address:

Envista Holdings Corporation
200 S. Kraemer Blvd., Building E
Brea, California 92821
Attention: Investor Relations
Telephone: (714) 817-7000

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement is available at the SEC’s website above.

We are not making an offer to sell, or the solicitation of an offer to buy, any of these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus or the applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, as the case may be, or that the information incorporated by reference herein and therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses relating to the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the registrant.

Amount To Be Paid
SEC registration fee	$	*
Trustee and transfer agent fees		**
Legal fees and expenses		**
Accounting fees and expenses		**
Rating agency and listing fees		**
Printing and engraving fees and expenses		**
Miscellaneous		**
Total	$	**

*	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act.

**	These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

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Item 15. Indemnification of Directors and Officers.

Delaware Corporations

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, against expenses (including, but not limited to, attorneys’ fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which he/she may be involved by reason of the fact that he/she served or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of an action, suit or proceeding made or brought by or in the right of the corporation to procure a judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, except for such expenses as the court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such action, suit or proceeding or with respect to any such claim, issue or matter therein, shall be indemnified against all expenses actually and reasonably incurred in connection therewith.

Our Amended and Restated Certificate of Incorporation (our “Certificate”) provides that we will indemnify, to the full extent authorized or permitted by law, any person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such person is or was a director or officer of Envista or, at our request, is or was serving any other enterprise in any capacity.

In addition, Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, provided that such provision shall not eliminate or limit the liability of a director or officer, as applicable, (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a director under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) in the case of an officer, in any action by or in the right of the corporation. No such provision shall eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision becomes effective.

Our Amended and Restated Bylaws (our “Bylaws”) limit the liability of our directors and officers to the fullest extent permitted by the DGCL, as such may be amended. No amendment to, modification of or repeal of this provision of our Certificate will apply to, or have any adverse effect on, any right or protection of, or any limitation of the liability of, a director or officer existing at the time of such amendment, modification or repeal with respect to acts or omissions occurring prior thereto.

Our Bylaws provide that we will indemnify our current and former directors and officers who meet the applicable standard of conduct under the DGCL against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and that we will advance expenses incurred by a director or officer in defending a proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified.

In addition, pursuant to certain indemnification agreements between Envista and its directors and executive officers, Envista has agreed to indemnify such directors and executive officers to the fullest extent permitted by Delaware law. Among other things, the indemnification agreements provide indemnification procedures, advancement of expenses during proceedings subject to indemnification and mechanisms for reviewing director and officer conduct in connection with a claim for indemnification.

Item 16. Exhibits.

Exhibit No.	Document
1.1*	Form of Underwriting Agreement.
4.1	Form of Indenture for debt securities of Envista Holdings Corporation.
4.2*	Form of debt security.
4.3*	Certificate of designation, preferences and rights with respect to Envista Holdings Corporation’s preferred stock.
4.4*	Specimen preferred stock certificate of Envista Holdings Corporation.
4.5*	Form of Warrant Agreement (Stock) (including form of Warrant Certificate).
4.6*	Form of Warrant Agreement (Debt) (including form of Warrant Certificate).
4.7*	Form of Stock Purchase Contract.
4.8*	Form of Unit Agreement.
5.1	Opinion of Kirkland & Ellis LLP.
23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Powers of attorney (included as part of the signature pages hereto).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture filed as Exhibit 4.1 above.
107	Filing Fee Table.

*	To be filed, if necessary, after the effectiveness of this registration statement as an exhibit to a post-effective amendment hereto or to a report filed with the SEC under the Securities Exchange Act of 1934, as amended.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Brea, State of California, on this ninth day of November, 2026.

ENVISTA HOLDINGS CORPORATION

By:	/s/ Eric Hammes
Name:	Eric Hammes
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of the registrant, hereby severally constitute and appoint Paul Keel and Eric Hammes, and each of them, with full power of substitution and re-substitution and full power to act without the other, as our true and lawful attorneys-in-fact and agents, for such persons and in such persons’ name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such persons might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the ninth day of November, 2026.

Signature	Title

/s/ Paul Keel	Chair of the Board of Directors, President and
Paul Keel	Chief Executive Officer (Principal Executive Officer)

/s/ Eric Hammes	Senior Vice President and Chief Financial Officer
Eric Hammes	(Principal Financial Officer)

/s/ Coree Thomas	Vice President and Chief Accounting Officer
Coree Thomas	(Principal Accounting Officer)

/s/ Wendy Carruthers	Director
Wendy Carruthers

/s/ Kieran T. Gallahue	Director
Kieran T. Gallahue

/s/ Scott Huennekens	Director
Scott Huennekens

/s/ Vivek Jain	Director
Vivek Jain

/s/ James Andrew Pierce	Director
James Andrew Pierce

/s/ Daniel A. Raskas	Director
Daniel A. Raskas

/s/ Christine Tsingos	Director
Christine Tsingos

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